UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2007

COLUMBIA BANCORP (Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	0-27938 (Commission File Number)	93-1193156 (IRS Employer Identification No.)

401 East Third Street, Suite 200, The Dalles, Oregon 97058 (Address of principal executive offices)

(541) 298-6649 (Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 2, 2007, Columbia Bancorp ("Columbia") entered into executive salary agreements, replacing prior agreements, for its Chief Executive Officer, Roger L. Christensen; its Chief Financial Officer and Chief Administrative Officer, Greg B. Spear; its President of Columbia River Bank, Craig J. Ortega; its Chief Banking Officer, R. Shane Correa; its Chief Credit Officer, Britt W. Thomas; its Director of Risk Management, Robert Card; and its Chief Information Officer, Christine Herb. Each of the foregoing executives is a named executive officer of the registrant. The form of each such agreement is furnished herewith.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Item
10.01	Form of Executive Officer Salary Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2007	/s/ Roger L. Christensen Roger L. Christensen, Chief Executive - Columbia River Bank; President and Chief Executive Officer - Columbia Bancorp

Dated: August 2, 2007	/s/ Greg B. Spear Greg B. Spear, Executive Vice President, Chief Financial Officer and Chief Administrative Officer - Columbia River Bank; and Chief Financial Officer - Columbia Bancorp